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                                                                      Exhibit 23

                         INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in Registration Statements No. 333-50276 and No. 333-52384 on Form S-8 of Central Valley Community Bancorp of our report dated January 19, 2001, except for Note 20 as to which the date is February 21, 2001, appearing in this Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2000.


                                              /s/ Perry-Smith LLP

Sacramento, California
March 23, 2001